Exhibit 6.3

AMENDMENT NO. 1

4.5% 5 YEAR PROMISSORY NOTE

LANDA APP 2 LLC - 4085 SPRINGVALE WAY MCDONOUGH GA LLC

This AMENDMENT NO. 1 TO 4.5% 5 YEAR PROMISSORY NOTE (this “Amendment”) is made and entered into as of April 18, 2022, by and between LANDA HOLDINGS, INC., a Delaware company (the “Lender”), and LANDA APP 2 LLC - 4085 SPRINGVALE WAY MCDONOUGH GA LLC (the “Series”). The Lender and the Series are referred to herein from time to time collectively as the “Parties,” and each individually, as a “Party.” Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Note (as defined below).

WHEREAS, the Parties entered into a 4.5% 5 Year Promissory Note, dated as of July 28, 2021 (the “Note”);

WHEREAS, the original principal amount of the Note was $271,187 (the “Principal Amount”).

WHEREAS, the Parties desire to amend certain terms set forth in the Note to decrease the Principal Amount to an amount equal to $245,767;

WHEREAS, pursuant to Section 13 of the Note, the Note may only be modified with the written consent of the Lender and the Series; and

WHEREAS, the Lender is currently the Holder of the Note.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment of Original Principal Amount of the Note. From and after the date hereof, the Principal Amount of the Note shall be $245,767.

2.	Miscellaneous

a.	From and after the date hereof, all references in the Note to “this Note,” “hereof” or words of similar import shall mean the Note as amended by this Amendment. Except as expressly set forth herein, the Note shall remain in full force and effect on the terms and conditions set forth therein.

b.	This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

SERIES:
LANDA APP 2 LLC - 4085 SPRINGVALE WAY MCDONOUGH GA LLC

By:	Landa Holdings, Inc., as Manager

By:	/s/ Yishai Cohen
Name:	Yishai Cohen
Title:	Chief Executive Officer and President

Acknowledged and Agreed:

LENDER:
LANDA HOLDINGS, INC.

By:	/s/ Yishai Cohen
Name:	Yishai Cohen
Title:	Chief Executive Officer and President

[Signature Page to Amendment No. 1]